UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Prologis, L.P.

Prologis Euro Finance LLC

(Exact name of registrant as specified in its charter)

Delaware (Prologis, L.P.) Delaware (Prologis Euro Finance LLC)	94-3285362 (Prologis, L.P.) 83-1283068 (Prologis Euro Finance LLC)
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1

San Francisco, California 94111

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.625% Notes due 2033	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-267431

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

A complete description of the 4.625% Notes due 2033 issued by Prologis Euro Finance LLC, including the corresponding guarantee by Prologis, L.P., which are to be registered hereunder, is contained under the caption “Description of Debt Securities of Prologis Euro Finance LLC” in the Prospectus dated September 15, 2022 (the “Base Prospectus”) and under the caption “Description of Notes” in the Prospectus Supplement dated May 16, 2023 to the Base Prospectus, forming a part of the Form S-3 Registration Statement (File No. 333-267431) (the “Registration Statement”) of Prologis Euro Finance LLC, Prologis, L.P. and Prologis, Inc., filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 2.	Exhibits

The following exhibits are filed herewith and with the New York Stock Exchange, Inc.

Exhibit No.	Description

4.1	Form of Officers’ Certificate related to the 4.625% Notes due 2033 (incorporated by reference to Exhibit 4.1 to Prologis Inc.’s Current Report on Form 8-K filed May 23, 2023).

4.2	Form of 4.625% Notes due 2033 (incorporated by reference to Exhibit 4.2 to Prologis Inc.’s Current Report on Form 8-K filed May 23, 2023).

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 23, 2023	Prologis, L.P. By: Prologis, Inc., its general partner

	By:	/s/ Deborah K. Briones
	Name:	Deborah K. Briones
	Title:	Managing Director and Deputy General Counsel

Date: May 23, 2023	Prologis Euro Finance LLC By: Prologis, its sole member

	By:	/s/ Deborah K. Briones
	Name:	Deborah K. Briones
	Title:	Managing Director and Deputy General Counsel